Exhibit 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Las Rocas Mining Corp. (the "Company") on Form 10-QSB for the period ending May 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher Greenwood, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 9th day of July, 2007.


/s/ Christopher Greenwood
---------------------------------------
Christopher Greenwood, President, Chief
Executive Officer, Treasurer, Chief
Financial Officer, Chief Accounting
Officer, and Director